EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------

21.70             Monthly Statement for May 1997

                            STATEMENT TO CERTIFICATEHOLDERS

   Security Pacific National Bank                   Current Collection Period:
                                                    01-Apr-97 to 30-Apr-97
   SPNB Home Equity Loan Asset Backed Securities    P & S Agreement Date:
   8.10%  Class A Certificates, Series     1991-2   Original Settlement Date:
   8.15%  Class B Certificates, Series     1991-2   Distribution Date: 15-May-97

   Distribution to Holders of Class A Certificates (per Certificate with a $1,000 denomination)

1.00  i.    Amount Allocable to Class A Monthly Principal               2.451553
      ii.   Amount of Class A Principal Shortfall                       0.000000
      iii.  Carryover Class A Principal Shortfall After Such
               Distribution                                             0.000000

2.00  i.    Amount Allocable to Class A Monthly Interest                0.028403
      ii.   Amount of Class A Interest Shortfall                        0.000000
      iii.  Amount of Class A Carryover Interest Shortfall              0.000000
      iv.   Remaining Class A Carryover Interest Shortfall After
               Such Distribution                                        0.000000

   Distribution to Holders of Class B Certificates (per Certificate with a $1,000 denomination)

3.00  i.    Amount Allocable to Principal from Draw                     5.095691
            Amounts and Remaining Funds, or Amount
            Allocable to Class B Monthly Principal

4.00  i.    Amount Allocable to Class B Monthly Interest                2.774758
      ii.   Amount of Class B Interest Shortfall                        0.000000
      iii.  Amount of Class B Carryover Interest Shortfall              0.000000
      iv.   Remaining Class B Carryover Interest Shortfall After
               Such Distribution                                        0.000000


5.00  i.    Ending Class A Certificate Principal Balance            1,521,204.00
      ii.   Ending Class A Principal Factor                            0.175635%

6.00  i.    Ending Class B Certificate Principal Balance           38,827,170.67
      ii.   Ending Class B Principal Factor                           40.345758%

7.00  i.    Ending Pool Balance                                    97,757,271.01
      ii.   Ending Pool Factor                                        10.158140%

8.00  i.    Amount of Voluntary Advances                                    0.00

9.00  i.    Number of Mortgage Loans 30 to 59 Days Delinquent                 74
      ii.   Percentage of Mortgage Loans 30 to 59 Days Delinquent          2.36%
      iii.  Aggregate Principal Balances of Mortgage Loans 30 to 59
               Days Delinquent                                      2,925,590.76
      iv.   Percentage of Principal Balances 30 to 59 Days
               Delinquent                                                  2.99%

      v.    Number of Mortgage Loans 60 to 89 Days Delinquent                 13
      vi.   Percentage of Mortgage Loans 60 to 89 Days Delinquent          0.42%
      vii.  Aggregate Principal Balances of Mortgage Loans 60 to
               89 Days Delinquent                                     673,430.88
      viii. Percentage of Principal Balances 60 to 89 Days
               Delinquent                                                  0.69%

      ix.   Number of Mortgage Loans 90 or More Days Delinquent               14
      x.    Percentage of Mortgage Loans 90 or More Days Delinquent        0.45%
      xi.   Aggregate Principal Balances of Mortgage Loans 90 or
               More Days Delinquent                                 1,011,014.63
      xii.  Percentage of Principal Balances 90 or More Days
               Delinquent                                                  1.03%

10.00 i.    Aggregate Principal Balance of Mortgage Loans in
               Foreclosure                                                  0.00
      ii.   Number of Mortgage Loans in Foreclosure                         3.00
      iii.  Book Value of Real Estate Acquired Through Foreclosure
               or Grant of a Deed                                     405,000.00